Exhibit 10.15
ASBURY AUTOMOTIVE GROUP, INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN
AWARD AGREEMENT
AWARD AGREEMENT UNDER THE ASBURY AUTOMOTIVE GROUP, INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN, dated as of the Date of Grant, between Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and the Grantee.
This Award Agreement (this “Award Agreement”) sets forth the terms and conditions of an award under the Asbury Automotive Group, Inc. 2019 Equity and Incentive Compensation Plan (the “Plan”) of a number of (i) service-based Restricted Share Units (“RSUs”) and/or (ii) Performance Share Units (“PSUs”) that are subject to the terms and conditions specified herein, and in either such case that are granted to the Grantee under the Plan (in either such case, or together, if applicable, the “Award”). Each RSU and each PSU represents the right to receive one Common Share upon the vesting of such RSU or PSU, as applicable.
The Grantee is given access to his or her own personal Morgan Stanley secure/password protected website at www.stockplanconnect.com. The identity of the Grantee, the Date of Grant, vesting information and number of RSUs and/or PSUs granted to the Grantee pursuant to this Award are specified on this website. This Award is effective as of the Date of Grant, but is subject to the Grantee’s acceptance, not later than 45 days after the Date of Grant, of the terms and conditions of this Award Agreement by eSignature through the Grantee’s stock plan account on Morgan Stanley’s website, StockPlan Connect.
Except as otherwise specifically provided in this Award Agreement, the provisions of Article I of this Award Agreement apply only to any RSUs granted hereunder. The provisions of Article II of this Award Agreement apply only to any PSUs granted hereunder. The provisions of Article III of this Award Agreement apply to any and all RSUs and PSUs granted hereunder.
ARTICLE I
SECTION 1.1 Vesting and Payment. (a) Vesting. On each vesting date set forth below (each, a “Vesting Date”), the Grantee’s rights shall vest with respect to a number of the RSUs that corresponds to the percentage of the RSUs (in whole RSUs) set forth in the table below with respect to such Vesting Date, provided that the Grantee remains continuously employed by the Company or its Affiliates through the applicable Vesting Date, except as otherwise provided herein or as determined by the Committee in its sole discretion. For purposes of this Award Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Grantee’s employment with the Company or an Affiliate unless otherwise stated elsewhere in this Award Agreement. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Affiliates.

“Vesting Date” for RSUs	Percentage of RSUs Vested
First anniversary of the Date of Grant (or in the case of PSUs, the Determination Date, whichever is later)	33.33%
Second anniversary of the Date of Grant	33.33%
Third anniversary of the Date of Grant	33.34%

In the event that the Grantee dies, becomes Disabled or Retires, the RSUs, to the extent then outstanding and unvested, shall automatically be deemed vested as of the date of the Grantee’s death, Disability or Retirement, as applicable. The Committee, in its sole discretion, may accelerate the vesting of all or any portion of the RSUs, at any time and from time to time.
(b)Payment of RSUs. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Grantee (or in the event of the Grantee's death, to his or her estate) in whole Common Shares as provided in this Section 1.1(b). Payments in respect of any Dividend Equivalents (as defined below) credited with respect to the RSUs shall be made in cash at the same time as the RSUs to which they relate.
(i)General. Except as otherwise provided in Section 1.1(b)(ii), vested RSUs will be paid within 10 days following the applicable Vesting Date.
(ii)Other Payment Events. Notwithstanding Section 1.1(b)(i), to the extent the RSUs are vested on the dates set forth below, payment with respect to the RSUs will be made as follows:
(A)To the extent the RSUs are vested (and have not previously been paid) pursuant to Section 1.1(a) in connection with the Grantee’s death, Disability or Retirement, or pursuant to Section 3.4 in connection with a Change in Control or the Grantee’s Involuntary Termination during the period of two years after a Change in Control, such vested RSUs will be paid to the Grantee (or the Grantee’s beneficiary) within 30 days after the date of such vesting event; provided, however, that, if Section 409A of the Code applies to the RSUs and payment is triggered (1) by the Grantee’s Retirement or Involuntary Termination and such Retirement or Involuntary Termination does not constitute a “separation from service” with the Company and its Subsidiaries for purposes of Section 409A(a)(2)(A)(i) of the Code (a “409A Separation from Service”), (2) by Disability and such Disability does not constitute “disability” for purposes of Section 409A(a)(2)(C) of the Code (a “409A Disability”), or (3) by a Change in Control and such Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(A)(v) of the Code (a “409A Change in Control”), then, in each case, payment of the RSUs will be made within 30 days after the earliest to occur of (v) the applicable Vesting Date, (w) the Grantee’s 409A Separation from Service, (x) the Grantee’s death, (y) the Grantee’s 409A Disability, or (z) a 409A Change in Control.
(B)Notwithstanding anything in this Award Agreement to the contrary, if the RSUs become payable on the Grantee’s 409A Separation from Service and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, the payment for the RSUs shall be made on the earlier of (1) the tenth business day of the seventh month after the date of the Grantee’s 409A Separation from Service or (2) the Grantee’s death.
(C)If a Replacement Award is provided pursuant to Section 12(b) of the Plan, notwithstanding anything in this Award Agreement to the contrary, any outstanding RSUs that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control. In no event shall the Grantee be permitted to designate the taxable year of payment for the RSUs.
SECTION 1.2. Forfeiture of RSUs. Unless the Committee determines otherwise or except as otherwise set forth in Section 1.1(a) or 3.4 of this Award Agreement, if the Grantee’s rights with respect to any RSUs or related Dividend Equivalents (as defined below) awarded to the Grantee pursuant to this Award Agreement have not become vested prior to the date on which the Grantee’s continuous employment with the Company and its Affiliates is terminated (regardless of whether the Grantee’s employment is later reinstated), the Grantee’s rights with respect to such RSUs or Dividend Equivalents shall immediately terminate, and the Grantee will be entitled to no further payments or benefits with respect thereto.
SECTION 1.3. Voting Rights; Dividend Equivalents. The Grantee shall have no rights of ownership in the Common Shares underlying the RSUs and no right to vote the Common Shares underlying the RSUs until the date on which the Common Shares underlying the RSUs are issued or transferred to the Grantee pursuant to Section 1.1(b). Each RSU granted hereunder is granted in tandem with a corresponding dividend equivalent (“Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Date of Grant until the earlier of the payment or forfeiture of the RSU to which it corresponds. The Grantee shall be entitled to accrue payments equal to cash dividends declared, if any, on the Common Shares underlying the RSUs to which such Dividend Equivalent relates, payable in cash and subject to the vesting of the RSUs to which it relates, at the time the Common Shares underlying the RSUs are paid pursuant to Section 1.1(b) hereof. Dividend Equivalents shall not entitle the Grantee to any payments relating to dividends declared after the earlier to occur of the payment or forfeiture of the RSUs underlying such Dividend Equivalents. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
SECTION 1.4. Non-Transferability of RSUs and Dividend Equivalents. The Grantee’s rights and interests under this Award Agreement with respect to RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee except, in the event of the Grantee’s death, by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
SECTION 1.5. Stop Transfer Orders and Legends. All certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to this Article I shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission (“SEC”), any securities exchange on which the Common Shares are listed (“Securities Exchange”), and any federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
ARTICLE II
SECTION 2.1. Definition. As used in this Award Agreement, the following terms have the meanings set forth below:
“Determination Date” means the date, as determined by the Committee, on which the Committee determines whether and to what extent the Performance Goals with respect to the PSUs have been achieved; provided that such date shall be between January 1, 2022 and March 14, 2022.
“Performance Period” means the calendar year in which the Date of Grant occurs, during which the Performance Goals (as defined below) are to be achieved, as set forth in the Statement of Performance Goals (as defined below).
SECTION 2.2. Performance-Based Right to Payment. The number of PSUs that shall be earned with respect to the Award shall be determined based on the Company’s achievement of performance goals for the PSUs (the “Performance Goals”) as determined by the Committee and communicated to the Grantee in a statement of performance goals (the “Statement of Performance Goals”). On the Determination Date, the Committee in its sole discretion shall determine whether and to what extent the Performance Goals as set forth in the Statement of Performance Goals have been attained. Except as otherwise provided in Section 3.4 of this Award Agreement, the number of PSUs earned with respect to the Award shall be determined based on the attainment of the Performance Goals. Accordingly, except as otherwise provided in Section 3.4 of this Award Agreement, the Grantee shall only become entitled to the PSUs subject to this Award Agreement to the extent that the Committee determines that the

Performance Goals have been attained. Upon such determination by the Committee and subject to the provisions of the Plan and this Award Agreement, the Grantee shall be deemed to have earned a portion of the PSUs as corresponds to the Performance Goals attained (as determined by the Committee in its sole discretion based on the formulae set forth in the Statement of Performance Goals), subject to satisfaction of the PSU vesting requirements as described herein.
SECTION 2.3. Service Requirement. On each Vesting Date, the Grantee’s rights with respect to a percentage of the earned PSUs (as determined in accordance with Section 2.2) that corresponds to the percentage of the PSUs (rounded to the nearest whole PSU) set forth in the table in Section 1.1 with respect to such Vesting Date shall vest, provided that the Grantee remains continuously employed by the Company or its Affiliates through the applicable Vesting Date, except as otherwise provided in Section 2.4 or Section 3.4 of this Award Agreement or as otherwise determined by the Committee in its sole discretion and consistent with Section 409A of the Code.
SECTION 2.4. Treatment on Death, Disability or Retirement.
(a)In the event that the Grantee dies, becomes Disabled or Retires on or after the last day of the applicable Performance Period, the Grantee shall vest in the full number of earned PSUs (as determined in accordance with and at the time specified in Section 2.2), on the date of the Grantee’s death, becoming Disabled, or Retirement, as applicable, to the extent such PSUs have not already vested or been forfeited.
(b)In the event that the Grantee dies, becomes Disabled or Retires prior to the last day of the applicable Performance Period, the Grantee shall, upon the Committee’s certification of the extent to which the Performance Goals have been attained for the applicable Performance Period, vest on the Determination Date in a pro rata basis of the PSUs (as determined in accordance with Section 2.2) for the applicable Performance Period, which shall be calculated by multiplying (i) the PSUs earned that would have vested as of the Determination Date by (ii) a fraction, the numerator of which is the number of calendar days that have elapsed from the first day of the applicable Performance Period through the date of such death, Disability or Retirement, and the denominator of which is the total number of calendar days during the applicable Performance Period, to the extent such PSUs have not already vested or been forfeited.
(c)The Committee, in its sole discretion, may accelerate the vesting of all or any portion of the PSUs, at any time and from time to time to the extent such acceleration would not result in any violation of Section 409A of the Code or related regulations.
SECTION 2.5. Payment of PSUs. Payments in respect of any PSUs that vest in accordance herewith shall be made to the Grantee (or in the event of the Grantee’s death, to his or her estate) in whole Common Shares as provided in this Section 2.5. Payments in respect of any Dividend Equivalents credited with respect to the PSUs shall be made in cash at the same time as the PSUs to which they relate.

(a)General. Except as otherwise provided in Section 2.5(b), vested PSUs will be paid within 10 days following the applicable Vesting Date.
(b)Other Payment Events. Notwithstanding Section 2.5(a), to the extent the PSUs are vested on the applicable payment dates set forth below, payment with respect to the PSUs will be made as follows:
(i)Within 73 days of the Grantee’s death or Disability if the PSUs are vested on the date of death or Disability; provided, however, that, if Section 409A of the Code applies to the PSUs and payment is triggered by Disability and such Disability does not constitute a 409A Disability, then payment of the vested PSUs will be made on the earliest to occur of (A) within 10 days after the applicable Vesting Date, (B) within 73 days after the Grantee’s 409A Separation from Service, (C) within 73 days after the Grantee’s death, (D) within 73 days after the Grantee’s 409A Disability, or (E) within 10 days after a 409A Change in Control.
(ii)Within 73 days of the Grantee’s Retirement or Involuntary Termination if the PSUs are vested on the date of such Retirement or Involuntary Termination during the period of two years after a Change in Control (in accordance with Section 3.4); provided, however, that, if Section 409A of the Code applies to the PSUs and such Retirement or Involuntary Termination, as applicable, does not constitute a 409A Separation from Service, then payment of the vested PSUs will be made on the earliest to occur of (A) within 10 days after the applicable Vesting Date, (B) within 73 days after the Grantee’s 409A Separation from Service, (C) within 73 days after the Grantee’s death, (D) within 73 days after the Grantee’s 409A Disability, or (E) within 10 days after a 409A Change in Control.
(iii)Within 10 days of a Change in Control, if the PSUs are vested on the date of such Change in Control (pursuant to Section 3.4); provided, however, that, if Section 409A of the Code applies to the PSUs and such Change in Control does not constitute a 409A Change in Control, then, in each case, payment of the vested PSUs will be made on the earliest to occur of (A) within 10 days after the applicable Vesting Date, (B) within 73 days after the Grantee’s 409A Separation from Service, (C) within 73 days after the Grantee’s death, (D) within 73 days after the Grantee’s 409A Disability, or (E) within 10 days after a 409A Change in Control. If a Replacement Award is provided pursuant to Section 12(b) of the Plan, notwithstanding anything in this Award Agreement to the contrary, any outstanding PSUs which at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control.
(iv)Notwithstanding anything in this Award Agreement to the contrary, if the PSUs become payable on the Grantee’s 409A Separation from Service and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, the payment for the PSUs shall be made on the earlier of (A) the tenth business day of the seventh month after the date of the Grantee’s 409A Separation from Service or (B) the Grantee’s death.
(v)In no event shall the Grantee be permitted to designate the taxable year of payment for the PSUs.
SECTION 2.6. Dividend Equivalents. The Grantee shall have no rights of ownership in the Common Shares underlying the PSUs and no right to vote the Common Shares underlying the PSUs until the date on which the Common Shares underlying the PSUs are issued or transferred to the Grantee pursuant to Section 2.5. Each PSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Date of Grant until the earlier of the payment or forfeiture of the PSU to which it corresponds. The Grantee shall be entitled to accrue payments equal to cash dividends declared, if any, on the Common Shares underlying the PSUs to which such Dividend Equivalent relates, payable in cash and subject to the vesting of the PSUs to which it relates, at the time the Common Shares underlying the PSUs are paid pursuant to Section 2.5 hereof. Dividend Equivalents shall not entitle the Grantee to any payments relating to dividends declared after the earlier to occur of the payment or forfeiture of the PSUs underlying such Dividend Equivalents. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
SECTION 2.7. Forfeiture of PSUs. Except as otherwise provided in Section 2.4 or Section 3.4, if the Grantee’s continuous employment with the Company and its Affiliates terminates prior to a Vesting Date (regardless of whether the Grantee’s employment is later reinstated), the Grantee’s rights with respect to the unvested portion of the PSUs shall immediately terminate, and the Grantee shall be entitled to no payments or benefits with respect thereto, unless the Committee, as permitted pursuant to the terms of the Plan, determines in its sole discretion otherwise (in which case any payment to be made to the Grantee pursuant to this Award Agreement shall be made to the Grantee in a manner that complies with Section 409A of the Code).
SECTION 2.8. Non-Transferability of PSUs. The Grantee’s rights and interests under this Award Agreement with respect to the PSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee except, in the event of the Grantee’s death, by shall or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
SECTION 2.9. Stop Transfer Orders and Legends. All certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to this Article II shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any Securities Exchange, and any federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
SECTION 2.10. Confidentiality. The Grantee hereby agrees to keep confidential, and to not disclose to anyone, the existence and terms of this Award Agreement (including, without limitation, the Performance Goals set forth in the Statement of Performance Goals), except to the Grantee’s immediate family and the Grantee’s financial and legal advisors, or as may be required by law or ordered by a court with valid jurisdiction over such matter. The Grantee further agrees that any disclosure to the Grantee’s immediate family and the Grantee’s financial and legal advisors shall only be made after such individuals or entities acknowledge and agree to maintain the confidentiality of this Award Agreement and its terms.
ARTICLE III
SECTION 3.1. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:
“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.
“Change in Control” has the same meaning as ascribed to it in the Plan, as amended from time to time, except that, in the case of a Grantee who is party to an employment or severance agreement with the Company on the Date of Grant, the term “Change in Control” shall have the meaning as ascribed to it in such employment or severance agreement.
“Retirement” (or substantially similar terms) means the voluntary termination of the Grantee’s employment with the Company and its Affiliates after the Grantee’s attainment of age 62 and 10 years of continued employment with the Company and its Affiliates; provided, however, that in the event Grantee decides to voluntarily terminate his or her employment, Grantee must provide at least ninety (90) days advance written notice to the Company in accordance with Section 3.7 of the Award Agreement, which notice must contain the following information: (i) date of notice; (ii) name of employee; and (iii) proposed date of retirement from the Company. Notwithstanding anything to the contrary contained in this Award Agreement, for purposes of calculating the number of years of continued employment with the Company in connection with the Grantee’s Retirement, the 10 years of continued employment: (i) will not include any years of service rendered at a dealership prior to its acquisition by the Company; (ii) must be continuous, except that if the Grantee’s employment with the Company is terminated and Grantee is rehired within 30 days of the termination date, Grantee’s service will be deemed continuous; and (iii) will not include any years of service rendered to the Company or its Affiliates prior to March 14, 2002, the date the Company’s stock began trading on the New York Stock Exchange.
SECTION 3.2. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and terms of this Award are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Common Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
SECTION 3.3. No Employment or Other Rights. The grant of the Award under this Award Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of this Award shall not confer upon the Grantee any right to be retained as a director, officer or employee of or to the Company or any of its Affiliates and shall not interfere in any way with the right of the Company and its Affiliates to terminate the Grantee’s employment or service at any time. The right of the Company and its Affiliates to terminate at will the Grantee’s employment or service at any time for any reason, free from any liability or any claim under the Plan or this Award Agreement, is specifically reserved unless otherwise expressly provided in the Plan or in this Award Agreement.
SECTION 3.4. Change in Control. In the event of a Change in Control after the Date of Grant, the unvested portion of the Award, and any Dividend Equivalents corresponding to the Award, shall be subject to Section 12(b) of the Plan.
SECTION 3.5. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
SECTION 3.6. Committee Discretion. Subject to the terms of the Plan, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
SECTION 3.7. Notice.
(a)General. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Asbury Automotive Group, Inc. 2905 Premiere Parkway NW, Suite 300 Duluth, GA 30097 Attention: General Counsel
If to the Grantee:	At the then-current address shown on the payroll of the Company.
The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. Notwithstanding the above, the Company and its Affiliates may provide notice to the Grantee by e-mail or other electronic means to which the Grantee has regular access.
(b)Electronic Delivery of Plan Documents. The documents relating to the Plan and this Award (which may include but do not necessarily include, and are not limited to, any Plan prospectus, Award Agreement, or other related documents) may be delivered to the Grantee electronically. Such means of delivery may include but do not necessarily include, and are not limited to, the delivery of a link to the Internet site of a third party involved in administering the Plan or to a Company intranet site, the delivery of documents to the Grantee at the e-mail address, if any, provided for the Grantee by the Company, or such other means of delivery determined at the Committee’s discretion.
(c)Consent to Electronic Delivery. The Grantee acknowledges that he/she has read this Section 3.7 and consents to the electronic delivery of the Plan documents, as described in this Section 3.7. The Grantee understands that an e-mail account and appropriate hardware and software, including, but not limited to, a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail. The Grantee acknowledges that he/she may receive from the Company a paper copy of any documents delivered electronically at no cost if he/she provides written notice to the Company in the manner specified above. The Grantee further acknowledges that he/she will be provided with a paper copy of any documents delivered to him/her electronically if electronic delivery fails. Similarly, the Grantee understands that he/she must provide the Company or any designated third party with a paper copy of any documents delivered by him/her electronically if electronic delivery fails. Also, the Grantee understands that his/her consent may be revoked or changed at any time if he/she provides written notice of such revised or revoked consent to the Company in the manner specified above. Finally, the Grantee understands that he/she is not required to consent to electronic delivery.
SECTION 3.8. Section 409A. To the extent applicable, this Award Agreement and the Award are intended to comply with the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. This Award Agreement shall be administered in a manner consistent with this intent, and any provisions that would cause this Award Agreement or the Plan to fail satisfy Section 409A of the Code may be amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the Grantee’s consent).
SECTION 3.9. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement, the Plan or any provision thereof.
SECTION 3.10. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the Grantee’s rights under this Award Agreement shall not to that extent be effective without the Grantee’s consent; provided, further, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and (a) the RSUs and PSUs shall be subject to adjustment as described in Section 11 of the Plan; and (b) the PSUs shall be subject to the provisions of Section 2(w) of the Plan (including, without limitation, in connection with adjustments to the number or identity of peer companies).
SECTION 3.11. Taxes, Consents. Taxes. (i) To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts (“Tax-Related Amounts”) in connection with the delivery to the Grantee of Common Shares or any other payment to the Grantee or any other payment or vesting event under this Award Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Grantee make arrangements satisfactory to the Company for payment of the balance of such Tax-Related Amounts required to be withheld. Unless otherwise determined by the Committee, withholding of Tax-Related Amounts shall be accomplished by retention by the Company of a portion of the Common Shares to be delivered to the Grantee. Unless otherwise determined by the Committee, the shares so retained shall be credited at the Market Value per Share of such Common Shares on the date immediately prior to the date the applicable benefit is to be included in the Grantee’s income. The fair market value of the Common Shares withheld and/or delivered pursuant to this Section 3.11 to satisfy applicable Tax-Related Amounts shall not exceed the minimum statutory withholding rates in the applicable jurisdictions, unless and until the Committee in its discretion establishes policies and procedures to have withholding for Tax-Related Amounts be based on a higher rate and the Grantee elects, pursuant to such policies and procedures then in effect, to have withholding for Tax-Related Amounts be based on a higher rate. The Company shall not have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such Tax-Related Amounts. The Committee shall have the discretion to unilaterally modify this Award Agreement or the Award in a manner (i) that it in good faith believes conforms with the requirements of Section 409A of the Code and (ii) for any distribution event that could be expected to violate Section 409A of the Code, in order to make the distribution only upon a “permissible distribution event” within the meaning of Section 409A of the Code (as determined by the Committee in good faith). The Committee shall have the sole discretion to interpret the requirements of the Code, including, without limitation, Section 409A of the Code, for purposes of the Plan, this Award Agreement and the Award.
(b)Consents. The Grantee’s rights in respect of the Award are conditioned on the receipt to the full satisfaction of the Committee of (i) any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Grantee’s consenting to the Company’s supplying to any third-party record-keeper of the Plan such personal information as the Committee deems advisable to administer the Plan), and (ii) the Grantee’s making or entering into such written representations, warranties and agreements in connection with the acquisition of any Common Shares pursuant to this Award as the Committee may request in order to comply with applicable securities laws or this Award, plus the Grantee's acceptance, not later than 45 days after the Date of Grant, of the terms and conditions of this Award Agreement by eSignature through the Grantee's stock plan account on Morgan Stanley's website, StockPlan Connect.
SECTION 3.12. Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.
SECTION 3.13. Recoupment. Any payment made pursuant to the terms of this Award Agreement is subject to the terms and conditions of the Company’s recoupment policy (attached as Exhibit B to the Company’s Corporate Governance Guidelines), and as it may be amended or restated from time to time). Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), and the Grantee hereby acknowledges and agrees that the Award will be subject to any recoupment or clawback policies so implemented or revised.
SECTION 3.14. Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Award Agreement and the Plan, (c) understands the terms and conditions of this Award Agreement and the Plan and (d) agrees to such terms and conditions.
SECTION 3.15. Restrictive Covenants. (a) Non-Competition. In consideration of the Company’s grant of the Award to the Grantee, Grantee agrees that during the 12-month period following the last date of Grantee’s employment with the Company, the Grantee will not, directly or indirectly (except on behalf of or with the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion): (i) provide services of a leadership, management, executive, operational, or advisory capacity and/or participate in the ownership of or provide financial backing to an automotive dealership that is located within the Area (as defined in Section 3.15(i) of this Award Agreement); (ii) provide senior/corporate level leadership, executive, operational, or advisory services to any corporate competitor of the Company or its Affiliates who owns or operates one or more automotive dealerships within the Area; or (iii) provide services of a leadership, management, executive, operational, or advisory capacity for anyone or any business whose focus is buying, conglomerating, or otherwise acquiring one or more automotive dealerships that are located within the Area. For purposes of this Section 3.15(a), the Grantee acknowledges and agrees that the Company and its Affiliates conduct business in the Area and that the Area is a reasonable geographic limitation. Notwithstanding anything to the contrary contained herein, the Company hereby agrees that the covenants set forth in this Section 3.15(a) shall not be deemed breached as a result of the passive ownership by the Grantee of: (A) less than an aggregate of 5% of any class of stock of a business that competes with the Company; or (B) less than an aggregate of 10% in value of any instrument of indebtedness of a business that competes with the Company. The Company further agrees that nothing in this Section 3.15(a) prohibits the Grantee from accepting employment from, or performing services for, businesses engaged in the finance industry, or businesses engaged in the manufacturing and/or sale of automobile parts or the provision of automotive service; provided that such businesses do not also engage in the retail sale of automobiles within the Area. By way of example, as of the Date of Grant, nothing in this Section 3.15(a) would prohibit the Grantee from working with such businesses as American General Finance, NAPA Auto Parts, or Goodyear. Notwithstanding the foregoing, in the event Grantee Retires and receives payment of RSUs and/or PSUs as described in Section 1.1(a) or Section 2.4, respectively, Grantee agrees that the 12-month period described in Section 3.15(a) shall be increased to 24 months.
(b) Non-Solicitation; No-Hire. In consideration of the Company’s grant of the Award to the Grantee, the Grantee agrees that, during the 24-month period following the last date of Grantee’s employment with the Company, the Grantee will not, directly or indirectly, solicit, recruit or hire any employee of the Company or its Affiliates (or any person who was an employee of the Company or any of its Affiliates during the 12-month period immediately preceding such solicitation, recruitment or hire) or encourage any such employee to terminate employment with the Company or its Affiliates.
(c) Non-Disparagement. In consideration of the Company’s grant of the Award to the Grantee, the Grantee agrees that throughout Grantee’s employment with the Company and at any time thereafter, the Grantee will not (i) publicly criticize disparage, defame or place in a negative light, or (ii) in any unflattering way, speak of, write about, or publish about, the Company, its Affiliates, and/or any of their officers, stockholders, directors, employees, agents, business partners, successors or assigns, except that nothing herein will restrict Grantee from making truthful statements that are required by applicable law or by order of any court of competent jurisdiction.
(d) Protection of Company Information. In consideration of the Company’s grant of the Award to the Grantee, the Grantee agrees as follows:
(i)    Confidentiality. All Company Information (as defined in Section 3.15(i) of this Award Agreement) received or developed by the Grantee while employed by the Company or its Affiliates is confidential to and will remain the sole and exclusive property of the Company and its Affiliates. Except to the extent necessary to perform the duties assigned to the Grantee by the Company, the Grantee will hold such Company Information in trust and in the strictest confidence. The Grantee agrees that: (A) the Grantee will protect all Company Information from disclosure and will in no event take any action causing any Company Information to lose its character as Company Information, or fail to take the action necessary in order to prevent any Company Information from losing its status as Confidential Information (as defined in Section 3.15(i) of this Award Agreement) or Trade Secrets (as defined in Section 3.15(i) of this Award Agreement); and (B) the Grantee will not, directly or indirectly, use, reproduce, publish, disseminate or otherwise disclose any Company Information (or any physical embodiments thereof) to any third party without the prior written consent of the Company, which may be withheld in the Company’s absolute discretion. Nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations. Furthermore, no Company policy or individual agreement between the Company and the Grantee shall prevent the Grantee from providing information to government authorities regarding possible legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.), or receiving a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
(ii)    Return of Company Property. Upon request by the Company or its Affiliates, and in any event upon termination of the Grantee’s employment with the Company for any reason, the Grantee will promptly deliver to the Company all property belonging to the Company or its Affiliates, including, without limitation, electronic property of any type, and all Company Information (and all embodiments thereof) then in the Grantee’s custody, control or possession.
(iii)    Survival. The restrictions on the Grantee’s use or disclosure of all Company Information, as set forth in this Section 3.15(d), shall apply during Grantee’s employment with the Company and for an additional 24-month period following the last date thereof, and with respect to Trade Secrets, shall survive beyond such period for so long as such information qualifies as a Trade Secret by the law of the applicable state.
(e) Work Product. In consideration of the Company’s grant of the Award to the Grantee, the Grantee acknowledges that all inventions, innovations, improvements, discoveries, methods, developments and works of authorship, whether patentable or copyrightable or not, which have utility in or relate to the Company’s or its Affiliates’ business and are created, made, conceived or reduced to practice by the Grantee or under the Grantee’s direction or jointly with others either prior to (but only to the extent not assigned to prior employers) or during the Grantee’s employment with the Company or its Affiliates, whether or not during normal working hours or on the premises of the Company or its Affiliates (all of the foregoing, collectively, the “Work Product”) belong to the Company. The Grantee hereby assigns to the Company all right, title and interest in and to such Work Product. The Grantee shall promptly disclose such Work Product to the Company and to cooperate fully with the Company to perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership (including without limitation, the execution of assignments, consents, powers of attorney and other instruments). The Grantee further acknowledges and agrees that all writings and documentation of any kind produced by the Grantee in the course of working for the Company are “works made for hire” (as that term is defined in the United States Copyright Act) and the property of the Company, including without limitation any copyrights in such writings and documentation. To the extent that any such works may not, by operation of law or otherwise, be a work made for hire, the Grantee hereby assigns to the Company all copyright in such works, whether published or unpublished.
(f) Confirmation of Obligations. Upon the Grantee’s termination of employment with the Company, the Grantee agrees to re-confirm the Grantee’s commitment to the post-employment restrictive covenants in this Section 3.15.
(g) Construction. The Grantee agrees that the provisions of this Section 3.15 are reasonable and properly required for the adequate protection of the business and the goodwill of the Company and its Affiliates. However, if a judicial determination is made that any of the provisions of this Section 3.15 constitute an unreasonable or otherwise unenforceable restriction against the Grantee, such provision(s) shall be modified or severed so as to permit enforcement of the provision(s) to the extent deemed reasonable.
(h) Remedies. The Grantee acknowledges that the remedy at law available to the Company for breach of any of the Grantee’s obligations under this Section 3.15 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, in addition to any other rights or remedies that the Company or its Affiliates may have at law, in equity or under this Award Agreement (including, without limitation, the Company’s right to cease or recover any severance payments to the Grantee), upon proof of the Grantee’s violation of any provision of this Section 3.15, the Company and its Affiliates will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or the posting of any bond. Notwithstanding the foregoing, all payments pursuant to the terms of this Award Agreement are subject to the terms and conditions of this Section 3.15, and may be subject to non-payment or clawback, as applicable, in the event of the Grantee’s breach of any of the provisions of this Section 3.15. Notwithstanding anything to the contrary in this Award Agreement, the restrictive covenants and other obligations set forth in this Section 3.15 are independent, and are not intended to limit the application or enforceability, of any restrictive or other covenants contained in any other agreement between the Company and the Grantee.
(i) Applicable Definitions. As used in this Section 3.15, the following terms shall have the meanings set forth below:
“Area” means the combined region generated by all regions within a fifty-mile radius of either (i) the Company’s headquarters or (ii) any dealership or other Company facility owned by or affiliated with the Company or its Affiliates, as of the last date of Grantee’s employment with the Company.
“Company Information” means Confidential Information and Trade Secrets, as those terms are defined below.
“Confidential Information” means data and information relating to the business of the Company or its Affiliates (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Grantee or of which the Grantee became aware as a consequence of or through the Grantee’s relationship to the Company or its Affiliates, and which has value to the Company or its Affiliates and is not generally known to their competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise entered the public domain through lawful means.
“Trade Secrets” means information, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or as otherwise defined by applicable state law. For the avoidance of doubt, the provisions in this Section 3.15 restricting the use of Trade Secrets shall survive termination of (A) this Award Agreement and (B) termination of the Grantee’s employment with the Company and its Affiliates, and shall survive for so long as is permitted by law.
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